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Exhibit 5.1

April 4, 2019

EnLink Midstream, LLC
EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for EnLink Midstream, LLC, a Delaware limited liability company (the "Company"), and EnLink Midstream Partners, LP, a Delaware limited partnership (the "Guarantor"), with respect to certain legal matters in connection with the filing by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") of Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to the registration statement on Form S-3 (Registration No. 333-229806) (as amended by the Post-Effective Amendment, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering securities to be issued and sold by the Company or the Guarantor, as applicable, from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited liability company interests in the Company (the "Common Units"); (ii) other membership interests in the Company (the "Company Securities"); (iii) unsecured debt securities of the Company, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"); and (iv) guarantees of the Debt Securities by the Guarantor (the "Guarantees"). The Common Units, the Company Securities, the Debt Securities and the Guarantees are collectively referred to herein as the "Securities."

        In our capacity as your counsel in connection with the filing referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Registration Statement and the prospectus contained therein (the "Prospectus"), (ii) the Second Amended and Restated Operating Agreement of the Company and the Certificate of Formation of the Company, each as amended to the date hereof, (iii) the Second Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of the Company (the "Managing Member"), and the Certificate of Formation of the Managing Member, each as amended to the date hereof, (iv) the Tenth Amended and Restated Agreement of Limited Partnership of the Guarantor and the Certificate of Limited Partnership of the Guarantor, each as amended to the date hereof, (v) the Fourth Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Guarantor (the "General Partner"), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (vi) the forms of the Company's senior and subordinated indentures filed as exhibits to the Registration Statement (collectively, the "Indentures"), (vii) originals, or copies certified or otherwise identified, of the limited liability company and partnership records of the Company, the Guarantor, the Managing Member and the General Partner, as furnished to us by the Managing Member and the General Partner, as applicable, (viii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, the Guarantor, the Managing Member and the General Partner and (ix) statutes and other instruments and documents as we deemed necessary or advisable for the opinions hereafter expressed.

EnLink Midstream, LLC EnLink Midstream Partners, LP	April 4, 2019

        In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Guarantor (as applicable) and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates, if any, for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Company in accordance with the provisions of the governing documents of the Company; (vii) the applicable Indenture and any supplemental indenture thereto relating to any Debt Securities and the Guarantees will be duly authorized and validly executed and delivered by the parties thereto; and (viii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  With respect to Common Units, when (a) the Company has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and, under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), purchasers of the Common Units will have no obligation to make further payments for their purchase of the Common Units or contributions to the Company solely by reason of their ownership of the Common Units or their status as members of the Company, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

  2.
  With respect to Company Securities, when (a) the Company has taken all necessary action to approve the issuance of such Company Securities, the terms of the offering thereof and related matters, and (b) such Company Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, such Company Securities will be duly authorized and validly issued and, under the Delaware LLC Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of the Common Units or contributions to the Company solely by reason of their ownership of the Common Units or their status as members of the Company, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

EnLink Midstream, LLC EnLink Midstream Partners, LP	April 4, 2019
  3.
  With respect to the Debt Securities and the Guarantees to be issued under the applicable Indenture, when (a) the Company and the Guarantor have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters, (b) the applicable Indenture and any supplemental indenture thereto relating to such Debt Securities and Guarantees have been duly authorized and validly executed and delivered by the Company, the Guarantor, the trustee thereunder and any other parties thereto, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company and the Guarantor, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will, when issued, constitute valid and legally binding obligations of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor, as applicable, in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

        The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the Delaware LLC Act, the Delaware Revised Uniform Limited Partnership Act and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and the federal laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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  Exhibit 5.1